UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Knight-Swift Transportation Holdings Inc.
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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 31, 2018.

Knight-Swift Transportation Holdings Inc.
Meeting Information
Meeting Type:          Annual Meeting
For holders as of:     April 5, 2018
Date:  May 31, 2018          Time: 8:30 AM Local Time
Location:  Knight-Swift Transportation Holdings Inc.
 20002 North 19th Avenue
 Phoenix, Arizona 85027

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. ATTN: PROXY DEPT. 20002 NORTH 19TH AVENUE PHOENIX, AZ 85027

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

–––– Before You Vote ––––
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
I. Combined Document

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Voting Items

The Board of Directors recommends a vote FOR Proposals
1 through 6.

Proposal No. 1:      Election of Class I Directors, each director to serve a term of three years.

NOMINEES:
01 – Gary Knight
02 – Kathryn Munro

Proposal No. 2: Advisory, non-binding vote to approve executive compensation.

Proposal No. 3: Amendments to our second amended and restated certificate of incorporation (the "Certificate of Incorporation") to eliminate (i) the Company's authority to re-issue shares of multiple-vote Class B common stock that were previously held by Jerry Moyes, the founder and former Chief Executive Officer of Swift Transportation Company and current director of the Company, and his family and their respective affiliates (collectively, the "Moyes Stockholders") before the 2017 Merger of Knight Transportation, Inc. and Swift Transportation Company, and (ii) the terms and provisions associated with the Class B common stock.

Proposal No. 4: Amendments to our Certificate of Incorporation to eliminate legacy provisions that require a majority vote of our stockholders, excluding the Moyes Stockholders, to approve certain corporate actions.

Proposal No. 5: Amendments to our by-laws to eliminate legacy provisions that require a majority vote of our stockholders, excluding the Moyes Stockholders, to amend certain provisions of our by-laws.

Proposal No. 6: Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2018.

The Board of Directors recommends a vote AGAINST Proposal 7.

Proposal No. 7: Stockholder proposal regarding independent Board chairperson, if properly presented.

Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.